UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2011
CENTRAL FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2923 Smith Road, Fairlawn, Ohio	44333

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 666-7979
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 25, 2011, Central Federal Corporation (the Holding Company) and CFBank, a wholly owned subsidiary of the Holding Company, each consented to the issuance of an Order to Cease and Desist by the Office of Thrift Supervision (OTS), the primary regulator of the Holding Company and CFBank.
The Holding Company’s Order to Cease and Desist and CFBank’s Order to Cease and Desist (collectively, the Orders) are formal enforcement actions initiated by the OTS based on their regular periodic regulatory examinations of the Holding Company and CFBank. The requirements of the Orders will remain in effect until terminated, modified or suspended by the OTS.
The Holding Company’s Order requires it, among other things, to: (i) submit a Capital Plan to OTS that establishes a minimum tangible capital ratio commensurate with the Holding Company’s consolidated risk profile, reduces the risk from current debt levels and addresses the Holding Company’s cash flow needs; (ii) not pay cash dividends, redeem stock or make any other capital distributions without prior OTS approval; (iii) not pay interest or principal on any debt or increase any Holding Company debt or guarantee the debt of any entity without prior OTS approval; (iv) obtain prior OTS approval for changes in directors and senior executive officers; and (v) not enter into any new contractual arrangement related to compensation or benefits with any director or senior executive officer without prior notification to OTS.
CFBank’s Order requires it, among other things, to: (i) have by September 30, 2011, and maintain thereafter 8% core capital and 12% total risk-based capital, after establishing an adequate allowance for loan and lease losses; (ii) submit a Capital and Business Plan to OTS that describes strategies to meet these required capital ratios and contains operating strategies to achieve realistic core earnings; (iii) submit a contingency plan providing for a merger or voluntary dissolution of CFBank if capital does not reach the required levels; (iv) not originate any nonresidential real estate loans or commercial loans without OTS approval; (v) adopt a revised credit administration policy, problem asset reduction plan, management succession plan and liquidity management policy; (vi) limit asset growth to net interest credited on deposit liabilities absent prior OTS approval for additional growth; (vii) ) not pay cash dividends or make any other capital distributions without prior OTS approval; (viii) obtain prior OTS approval for changes in directors and senior executive officers; and (ix) not enter into any new contractual arrangement related to compensation or benefits with any director or senior executive officer without prior notification to OTS; (x) not enter into any significant arrangement or contract with a third party service provider without prior OTS approval; and (xi) comply with the FDIC limits on brokered deposits.
Management and the Boards of Directors of the Holding Company and CFBank are committed to taking all necessary actions to promptly address the requirements of the Orders. The foregoing descriptions are summaries of the Orders and are qualified in their entirety by reference to the complete Orders, copies of which are filed herewith as Exhibit 10.1 and 10.2, and are incorporated herein by reference.

Certain provisions of the Orders could have a material negative impact on the financial condition and operating results of CFBank and the Holding Company, as described in Item 8.01 of this Form 8-K Current Report.
Item 8.01 Other Events
Certain provisions of the Orders that could have a material negative impact on the financial condition and operating results of CFBank and the Holding Company are as follows:
1.
Under OTS regulations, a savings association is considered to be well-capitalized if it has 5% core capital, 6% tier 1 risk-based capital and 10% total risk-based capital, unless the OTS imposes a higher individualized capital requirement. Because the CFBank Order requires CFBank to have 8% core capital and 12% total risk-based capital, CFBank is no longer considered well-capitalized under OTS’s prompt corrective action regulations and is deemed adequately capitalized so long as it maintains 4% core capital, 4% tier 1 risk-based capital and 8% total risk-based capital. At March 31, 2011, CFBank had 5.7% core capital, 9.3% tier 1 risk-based capital and 10.6% total risk-based capital. If CFBank capital falls below the levels to be considered adequately capitalized, it will be subject to substantially more regulatory scrutiny.

2.
Because CFBank is no longer well-capitalized, it is prohibited from accepting or renewing brokered deposits without FDIC approval (which is rarely given) and is subject to market rates published by the FDIC when offering deposits to the general public. The prohibition on brokered deposits significantly limits CFBank’s ability to participate in the Certificate of Deposit Account Registry Service® (CDARS) program and significantly impacts our liquidity management. In 2010, the OTS had directed CFBank to limit brokered deposits to $74.6 million. At March 31, 2011, CFBank had $70.4 million in brokered deposits with maturity dates from April 2011 through August 2016. As a result of the losses suffered in 2009, 2010 and the first quarter of 2011, management had been concerned that CFBank would be restricted from accepting or renewing brokered deposits, in addition to other regulatory restrictions, and moved aggressively to build on-balance-sheet liquidity to deal with scheduled brokered deposit maturities, potential retail deposit outflow and potential decreased borrowing capacity from the Federal Home Loan Bank and the Federal Reserve Bank. At March 31, 2010, cash and cash equivalents totaled $69.6 million and was sufficient to cover brokered deposit maturities through July 2015. In addition, we have the ability to seek wholesale deposits that are not considered brokered deposits. Liquidity could be significantly impacted by the prohibition on brokered deposits and the limitations on rates we can offer on deposits to the general public.

3.
The growth and lending limitations in the CFBank Order limit our ability to make commercial business and property loans that carry a higher yield than residential and consumer loans. This will negatively impact our ability to improve core earnings.

4.
The Holding Company’s primary source of funds is cash dividends from CFBank, which are prohibited under the CFBank Order without OTS approval. It is not likely that any dividends will be approved by the OTS until CFBank meets its new individual minimum capital requirements under the Order.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
No.	Description
10.1	Order to Cease and Desist issued to the Holding Company by OTS effective May 25, 2011, and the related Stipulation and Consent executed by the Board of Directors of Central Federal Corporation

10.2	Order to Cease and Desist issued to CFBank by OTS effective May 25, 2011, and the related Stipulation and Consent executed by the Board of Directors of CFBank

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation
Date: May 27, 2011	By:	/s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
President, Treasurer and Chief Financial Officer